Exhibit 99.1

Meta Materials Announces Q4 and FY 2021 Results

HALIFAX, NS / ACCESSWIRE / March 1, 2022 / Meta Materials Inc. (the “Company” or “META®”) (NASDAQ: MMAT, FSE: MMAT) a developer of high-performance functional materials and nanocomposites, today announced fourth quarter and FY 2021 results. Please visit the Investors section of our website to view the 2021 Shareholder Letter and Annual Report. The Company will host a webcast on Wednesday March 2, 2022, at 11:00 AM EST.

The 2021 financial statements and the associated management discussion and analysis for the year ended December 31, 2021 are available on the Investors section of our website as well as on Nasdaq.com or on the SEC EDGAR website at www.sec.gov.

In 2021, total revenue grew 264%, to $4,082,517, compared to $1,122,183 in 2020. In Q4 2021, total revenue of $2,289,282, compared to $273,324 in Q4 2020, reflects a contribution of approximately $1.8 million from the acquisition of Nanotech Security Corp., which closed on October 5, 2021. The 2021 net loss was $90,997,261 (which includes a one-time, non-cash loss of $40,540,091 on financial instruments), or $0.39 per share on 232,898,398 weighted average shares, compared to a net loss of $11,611,259, or $0.08 per share on 137,258,259 weighted average shares in 2020. For Q4 2021, the net loss was $29,530,191, or $0.13 per share on 232,898,398 weighted average shares, compared to a loss of $5,796,026 or $0.04 per share on 137,258,259 weighted average shares.

Net cash used in operating activities during the year ended December 31, 2021, was $34,764,911, compared to $7,929,046 in 2020. In 2021, capital expenditures for purchases of property, plant, and equipment and intangible assets totaled $12,789,311. Cash used for the acquisition of Nanotech Security Corp. was approximately $66.1 million, net of cash acquired. Proceeds from the RTO of Torchlight Energy Resources were approximately $146.9 million. As of December 31, 2021, cash and cash equivalents totaled approximately $50.3 million, including about $0.8 million in restricted cash and $2.8 million in short-term investments. The Company has no debt, except for approximately $3.2 million in various interest-free loans from ACOA (Atlantic Canada Opportunities Agency), and common shares outstanding were 284,573,316.

Webcast Details:

Date: March 2, 2022

Time: 11:00 AM EST / 8:00 AM PST

To register, please use the link below:
https://audience.mysequire.com/webinar-view?webinar_id=d560bf5a-03b7-4131-827a-19bd5d0b80e4

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, highly functional materials. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our nano-optic technology provides anti-counterfeiting security features for government documents and currencies and authentication for brands. Our achievements have been widely recognized, including being named a Lux Research Innovator of the Year in 2021. Learn more at www.metamaterial.com.

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META MATERIALS INC.
Consolidated Balance Sheets

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$46,645,704	$1,395,683
Restricted cash	788,768	—
Short-term investments	2,875,638	—
Grants receivable	175,780	327,868
Accounts and other receivables	1,665,700	22,833
Inventory	265,718	463,382
Prepaid expenses and other current assets	3,451,367	514,203
Assets held for sale	75,500,000	—
Due from related parties	10,657	—
Total current assets	131,379,332	2,723,969
Intangible assets, net	28,971,824	4,476,614
Property, plant and equipment, net	27,018,114	2,761,171
Operating lease right-of-use assets	6,278,547	270,581
Goodwill	240,376,634	—
Total assets	$434,024,451	$10,232,335
Liabilities and stockholders’ equity (deficit)
Current liabilities
Trade and other payables	$13,335,470	$2,940,452
Due to related party	—	245,467
Current portion of long-term debt	491,278	290,544
Current portion of deferred revenues	779,732	1,239,927
Current portion of deferred government assistance	846,612	779,578
Preferred stock liability	75,500,000	—
Current portion of operating lease liabilities	663,861	150,802
Asset retirement obligations	21,937	—
Unsecured convertible promissory notes	—	1,203,235
Secured convertible debentures	—	5,545,470
Total current liabilities	91,638,890	12,395,475
Deferred revenues	637,008	804,143
Deferred government assistance	3,038	146,510
Deferred tax liability	324,479	318,054
Unsecured convertible debentures	—	1,825,389
Long-term operating lease liabilities	3,706,774	119,779
Funding obligation	268,976	776,884
Long-term debt	2,737,171	2,743,504
Total liabilities	99,316,336	19,129,738
Stockholders’ equity (deficit)
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 284,573,316 shares issued and outstanding at December 31, 2021, and $Nil par value; unlimited shares authorized, 154,163,975 shares issued and outstanding at December 31, 2020	262,751	132,347
Additional paid-in capital	463,136,404	29,022,977
Accumulated other comprehensive loss	(296,936)	(655,884)
Accumulated deficit	(128,394,104)	(37,396,843)
Total stockholders’ equity (deficit)	334,708,115	(8,897,403)
Total liabilities and stockholders’ equity	$434,024,451	$10,232,335

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META MATERIALS INC.
Consolidated Statements of Operations and Comprehensive Loss

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
Revenue:
Product sales	$86,484	$—	$407,915	$2,905
Development revenue	2,202,798	273,324	3,674,602	1,119,278
Total revenue	2,289,282	273,324	4,082,517	1,122,183
Cost of goods sold	529,764	159	675,973	3,254
Gross profit	1,759,518	273,165	3,406,544	1,118,929
Operating expenses:
Selling & marketing	1,144,885	543,989	2,267,354	1,064,659
General & administrative	13,483,954	2,086,817	29,699,601	6,707,858
Research & development	4,266,606	1,166,275	9,497,427	4,102,791
Total operating expenses	18,895,445	3,797,081	41,464,382	11,875,308
Loss from operations	(17,135,927)	(3,523,916)	(38,057,838)	(10,756,379)
Interest expense, net	(12,612)	(536,953)	(1,106,445)	(1,429,954)
Loss on foreign exchange, net	564,660	(345,990)	(205,882)	(264,831)
Loss on financial instruments, net	—	(2,012,303)	(40,540,091)	(844,993)
Other (loss) income, net	(13,612,192)	517,076	(11,939,068)	1,491,188
Total other expense, net	(13,060,144)	(2,378,170)	(53,791,486)	(1,048,590)
Loss before income taxes	(30,196,071)	(5,902,086)	(91,849,324)	(11,804,969)
Income tax recovery	665,880	106,059	852,063	193,710
Net loss	$(29,530,191)	$(5,796,027)	$(90,997,261)	$(11,611,259)
Other comprehensive income (loss) net of tax
Foreign currency translation (loss) gain	(303,902)	79,480	(321,230)	88,173
Fair value gain (loss) on changes of own credit risk	—	(91,749)	680,178	(680,178)
Total other comprehensive income (loss)	(303,902)	(12,269)	358,948	(592,005)
Comprehensive loss	$(29,834,093)	$(5,808,296)	$(90,638,313)	$(12,203,264)
Basic and diluted loss per share (1)	$(0.13)	$(0.04)	$(0.39)	$(0.08)
Weighted average number of shares outstanding - basic and diluted (1)	232,898,398	137,258,259	232,898,398	137,258,259

(1) Retroactively restated for the year ended December 31, 2021 and 2020 for the Torchlight RTO ("Reverse acquisition") and CPM RTO ("Reverse Recapitalization") as described in Note 3

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META MATERIALS INC.
Consolidated Statements of Cash Flows

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(90,997,261)	$(11,611,259)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash finance (income) expense	(471,689)	138,927
Non-cash interest expense	902,940	1,052,776
Non-cash lease expense	439,791	—
Deferred income tax	(852,063)	(193,710)
Depreciation and amortization	3,491,493	2,326,220
Impairment of assets	237,013	4,018
Unrealized foreign currency exchange loss	407,352	205,001
Loss on financial instruments, net	40,540,091	844,993
Change in deferred revenue	(679,541)	(551,374)
Non-cash government assistance	(544,932)	(775,800)
Loss on debt settlement	19,253	—
Stock-based compensation	1,576,849	1,509,684
Non-cash consulting expense	6,513,378	2,307
Changes in operating assets and liabilities	4,652,415	(880,830)
Net cash used in operating activities	(34,764,911)	(7,929,047)
Cash flows from investing activities:
Purchases of intangible assets	(1,133,894)	(104,132)
Purchases of property, plant and equipment	(11,655,417)	(555,013)
Purchase of short-term investments	(2,889,852)	—
Acquisition of business, net of cash acquired	(66,131,025)	—
Proceeds from reverse takeover	146,954,733	3,072,136
Net cash provided by investing activities	65,144,545	2,412,991
Cash flows from financing activities:
Proceeds from long-term debt	1,127,151	25,783
Repayments of long-term debt	(1,090,047)	(190,633)
Proceeds from government grants	223,384	198,286
Proceeds from unsecured promissory notes	13,963,386	1,378,042
Proceeds from secured convertible debentures	—	3,630,019
Proceeds from unsecured convertible debentures	—	693,784
Proceeds from issuance of common stock and warrants, net	—	598,546
Proceeds from stock option exercises	1,293,263	—
Proceeds from warrant exercises	138,726	—
Net cash provided by financing activities	15,655,863	6,333,827
Net increase in cash, cash equivalents and restricted cash	46,035,497	817,771
Cash, cash equivalents and restricted cash at beginning of the year	1,395,683	407,061
Effects of exchange rate changes on cash, cash equivalents and restricted cash	3,292	170,851
Cash, cash equivalents and restricted cash at end of the year	$47,434,472	$1,395,683
Supplemental cash flow information
Accrued purchases of property, equipment and patents	1,692,969	1,449,197
Right-of-use assets obtained in exchange for lease liabilities	3,590,148	309,907
Right-of-use assets and prepaid expenses recognized in exchange for common stock	2,149,381	—
Settlement of liabilities in common stock	51,992,451	—
Interest paid on debt	64,528	193,745

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Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, expansion plans and operational activities of the Company . Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities and the expansion thereof, research and development projects of the Company, the market potential of the products of the Company , the market position of the Company, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-Q filed with the SEC on November 15, 2021, in the Company’s Form 10-K filed with the SEC on March 18, 2021, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Investor Contact

Mark Komonoski
Senior Vice President
Integrous Communications
Phone: 1-877-255-8483
Email: ir@metamaterial.com

Media Inquiries

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Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

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